Exhibit 10.11

A portion of this exhibit has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omission has been indicated by asterisks (*****), and the omitted text has been filed separately with the Securities and Exchange Commission.

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE dated as of January 24, 2011 (this “Amendment”) between RCPI LANDMARK PROPERTIES, L.L.C., a Delaware limited liability company having an address c/o Tishman Speyer, 45 Rockefeller Plaza, New York, New York 10111 (“Landlord”), and RADIO CITY PRODUCTIONS LLC a Delaware limited liability company having an office at 1260 Avenue of the Americas, New York, New York 10020 (“Tenant”).

W I T N E S S E T H

WHEREAS, RCPI Trust, predecessor-in-interest to Landlord, and Tenant entered into that certain Lease dated as of December 4, 1997, as modified by First Amendment to Lease dated as of February 19, 1999,Second Amendment to Lease dated as of October 6, 2002, Letter Agreement dated February 9, 2007 and Third Amendment to Lease dated as of August 14, 2008 (as so amended, the “Existing Lease”), covering premises described and defined in the Existing Lease; and

WHEREAS, Landlord and Tenant desire to modify the Existing Lease to change the Computation Year for the purpose of determining the extent to which, if any, Tenant is obligated to pay Percentage Rent to Landlord;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.        Capitalized Terms.    All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Original Lease.

2.        Effective Date.          This Amendment shall be effective upon the adoption by the the board of directors of Madison Square Garden, Inc. of a resolution pursuant to which the fiscal year of Madison Square Garden, Inc. is changed from December 31 to June 30, effective June 30, 2011.” Tenant shall provide prompt written notice to Landlord upon the adoption of such resolution.

3.        Modifications.

(a)                     Schedule 2,Paragraph (a) of the Existing Lease shall be deleted and replaced with the following:

“Percentage Rent.    Effective July 1, 2011, Tenant shall pay to Landlord as Rent for each year commencing on July 1 and ending on June 30 (or portion thereof) during the Term (“Computation Year”) a sum (Percentage Rent”) equal to the amount if any, by which (i) Tenant’s Gross Revenues (as defined in Section (d)(i)) for any Computation Year multiplied by ***** (%) the “Percentage Rent Rate”) exceeds (ii) the Fixed Rent for the Premises payable for such Computation Year. For the purposes of computing the amount of Percentage Rent due, each Computation Year shall be considered as an independent accounting period and no charge or credit may be taken in any subsequent Computation Year on account of any Gross Revenues in any prior Computation Year. For the period January 1, 2011 through June 30, 2011, Tenant shall pay to Landlord as Percentage Rent a sum equal to the amount if any, by which (i) Tenant’s Gross Revenues (as defined in Section (d)(i)) for such six month period multiplied by the “Percentage Rent Rate” exceeds (ii) the Fixed Rent for the Premises payable for such six month period.

(b)        The following subparagraph (iii) shall be added to Schedule 2, Paragraph (b):

“(iii)        No later than 90 days after the close of calendar year 2011, Tenant shall deliver to Landlord, a true, correct and complete statement of Gross Revenues for calendar year 2011 in the same form as that required for Annual Statements, and such statement shall be certified by a senior officer of Tenant to be in accordance with the requirements of Section (d) and with generally accepted accounting principles, or in lieu thereof, a letter certified by Tenant’s Sernior Vice President of Finance and Controller in the form required under the Letter Agreement dated February 9, 2007.

4.        Brokerage. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than Tishman Speyer Properties, L.P. (“Broker”) and that, to the best of its knowledge, no other broker negotiated this Amendment or is entitled to any fee or commission in connection herewith. Landlord shall pay Broker any commission which may be due in connection with this Amendment pursuant to a separate agreement. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, or the above representation being false. The provisions of this Section 3 shall survive the expiration or earlier termination of the term of the Existing Lease, as amended hereby.

5.        Representations and Warranties.     (i) Tenant represents and warrants to Landlord that, as of the date hereof, (a) the Existing Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) to the best of Tenant’s knowledge, there are no defaults existing under the Existing Lease; (c) to the best of Tenant’s knowledge there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Existing Lease; and (d) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.

(ii)        Landlord represents and warrants to Tenant that, as of the date hereof, (a) the Existing Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) to the best of Landlord’s knowledge, there are no defaults existing under the Existing Lease; (c) to the best of Landlord’s knowledge, there exist no valid causes of action, disputes or claims against the enforcement of any of the terms and conditions of the Existing Lease and (d) this Amendment has been duly authorized, executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord.

6.        Miscellaneous. (a) Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Existing Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Existing Lease, the terms of this Amendment shall be controlling and prevail.

            (b)         This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

            (c)         This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

            (d)         This Amendment shall not be binding upon Landlord or Tenant unless and until each party shall have received a fully executed counterpart of this Amendment.

            (e)        This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.

            (f)         This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

            (g)        The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

            (h)         The liability of Landlord for Landlord’s obligations under this Amendment shall be limited to Landlord’s interest in the Building and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the “Parties”) in seeking either to enforce Landlord’s obligations under this Amendment or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to Lease as of the day and year first above written.

LANDLORD

RCPI LANDMARK PROPERTIES, L.L.C.

By:	/s/ Michael B, Benner
Michael B Benner
Vice President and Secretary

TENANT

RADIO CITY PRODUCTIONS LLC

By:	/s/ Eugene Heaney
Name: Eugene Heaney
Title: Senior Vice President and Assistant Secretary

The undersigned acknowledges the foregoing Amendment and ratifies and confirms all of its obligations under that certain Second Restated Guaranty of Lease dated as of January 24, 2011 (the “Guaranty”) and agrees that the covenants referred to in the Guaranty shall include the obligations of Tenant under the Existing Lease as amended by the foregoing Amendment.

GUARANTOR:

MADISON SQUARE GARDEN, L.P.
A Delaware limited partnership

By:	/s/Robert M. Pollichino
Name: Robert M. Pollichino
Title: Executive Vice President and Chief Financial Officer

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